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                                  EXHIBIT 4.01

                           FORM OF RIGHTS CERTIFICATE

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                                                     RIGHT TO PURCHASE NUMBER OF
        NAME                    NUMBER OF RIGHTS       SHARES OF COMMON STOCK
-----------------------   ------------------------   ---------------------------

-----------------------   ------------------------   ---------------------------

                             VENDINGDATA CORPORATION

                               RIGHTS CERTIFICATE

         On June 14, 2001, our board of directors declared a distribution of rights to purchase our common stock to four groups, collectively the rightsholders:

         o        Stockholders of record as of June 15, 2001;

         o Holders of record of vested options as of June 15, 2001 that contain anti-dilution provisions;

         o Holders of record of vested warrants as of June 15, 2001 that contain anti-dilution provisions; and

         o Holders of record of convertible notes as of June15, 2001 that contain anti-dilution provisions.

         This rights certificate grants to the rightsholders the right to purchase two shares of our common stock, par value $0.001 per share, at $0.35 per share for each share of common stock, or each share of common stock underlying the relevant option, warrant or convertible note, as applicable, held by the rightsholders. The terms of the rights offering are described in greater detail in the Prospectus dated __________, 2001 to which this rights certificate is subject.

         The securities represented by this rights certificate may not be sold, transferred, assigned, pledged or encumbered or in any other way alienated. Any purported sale, transfer, assignment, pledge or encumbrance or other alienation of the securities represented by this rights certificate shall be null and void.

         Payment for shares of common stock must be made by check or money order payable to "VendingData Corporation" in U.S. Dollars (or by conversion of outstanding short-term notes, if applicable) and delivered to the company before the applicable expiration date. If full payment is not received by VendingData Corporation before the applicable expiration date, your purchase will be rejected. The exercise by a rightsholders of the rights granted by this certificate is irrevocable.

         By executing this rights certificate as provided for herein, the rightsholder acknowledges that he or she has receive and read the Prospectus and understands that, subject to certain limitations stated in the Prospectus, the undersigned is entitled to purchase the number of shares of common stock, as is shown above, based on a purchase price of $0.35 per share of common stock.

         We have delivered this rights certificate to all rightsholders in accordance with the books and records of VendingData and our transfer agent. In the event you receive this form and are a beneficial owner of our common stock rather than a record holder, please contact your broker, dealer or other nominee so that you may have your record holder act for you.

         For information and assistance please call VendingData Corporation at
(702) 733-7195.

VENDINGDATA CORPORATION

By:
             Stacie L. Brown
             Corporate Counsel and Secretary


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                    RIGHT TO PURCHASE SHARES OF COMMON STOCK

         Upon the following terms and subject to the conditions specified in the Prospectus, the undersigned hereby agrees as follows:

         A. PURCHASE OF SHARES OF COMMON STOCK.

                  1. Number of shares of common stock subscribed for pursuant to the rights offering is (Note: You may not subscribe for more shares than the number of shares set forth in the "Right to Purchase Number of Shares of Common Stock" on the face of this rights certificate.):

                                    __________________ shares

                  2.       Exercise price per share: $0.35

                  3. Total amount of payment for shares of Common Stock to be purchased:

                                    $_____________ (Multiply line 1 by line 2.)

                  4. Payment for the shares will be provided as follows (Check one box):

                           [ ] Enclosed is my check or money order payable to "VendingData Corporation," which I will deliver to the Company.

                           [ ] Payment will be made through the conversion of the outstanding portion of my short-term note to the VendingData in the amount provided for above.

         B. CERTIFICATION.

                  1. You certify that you qualify as a rightsholder through one of the following (Check one box and complete all blanks):

                           [ ] As of June 15, 2001, you were the record holder of the shares of our common stock to which the rights exercised hereunder relate, and, as of the date hereof, you continue to be the record holder of such shares, having not transferred, assigned, pledged or otherwise encumbered such shares since the record date.

                           [ ] As of June 15, 2001, you were the record holder of vested options to purchase shares of our common stock to which the rights exercised hereunder relate, and, as of the date hereof, you continue to be the record holder of such options, having not transferred, assigned, pledged or otherwise encumbered such options since the record date.

                           [ ] As of June 15, 2001, you were the record holder of vested warrants to purchase shares of our common stock to which the rights exercised hereunder relate, and, as of the date hereof, you continue to be the record holder of such warrants, having not transferred, assigned, pledged or otherwise encumbered such warrants since the record date.

                           [ ] As of June 15, 2001, you were the record holder of notes convertible into shares of our common stock to which the rights exercised hereunder relate, and, as of the date hereof, you continue to be the record holder of such convertible notes, having not transferred, assigned, pledged or otherwise encumbered such convertible notes since the record date.

                  2. FOR RESIDENTS OF COLORADO, GEORGIA, IOWA, MASSACHUSETTS, MICHIGAN, MINNESOTA, MISSISSIPPI, NORTH CAROLINA, OHIO OR WYOMING (Check box if you agree):

                           [ ] You certify that the you are exercising your rights and purchasing the shares of our common stock pursuant to this rights offering for investment purposes only without a view to resell or distribute and have no present intention of selling, granting or participating in the distribution of the same.

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                  3.       You certify that the number listed below on the
                           signature page is your correct social security number or taxpayer identification number.

         C. EFFECTIVENESS OF RIGHTS CERTIFICATE. Acceptance or rejection by VendingData Corporation of this executed rights certificate shall be effective in accordance with the terms set forth in the Prospectus. All questions concerning the timeliness, validity, form and eligibility of any exercise of rights will be determined by VendingData Corporation, whose determinations shall be final and binding.

         D. STOCK CERTIFICATE. Stock certificates evidencing such shares of common stock will be sent to you as soon as practicable after receipt of valid payment therefor.

         E. SPECIAL DELIVERY INSTRUCTIONS REGARDING STOCK CERTIFICATE. Unless otherwise indicated below, VendingData Corporation is authorized to deliver certificates for common stock to rightsholders at the address set forth below. In the event that you desire to have your respective stock certificate delivered to an address other than the address set forth below, you must complete and deliver "Exhibit A" attached hereto to VendingData Corporation.

         F. TAX INFORMATION. Exercise of the rights granted to you by VendingData Corporation may have significant tax consequences. See "Certain Federal Income Tax Considerations" in the accompanying Prospectus. You should consult with your own tax advisors regarding the specific tax consequences to you of the rights offering, including the effects of federal, state, local, foreign, and other tax laws.

         G. DELIVERY OF FORM AND PAYMENT TO THE COMPANY. Return this form to us via mail, hand-delivery or overnight courier along with a payment in U.S. Dollars by check or money order payable to "VendingData Corporation" at:

                             VendingData Corporation
                             6830 Spencer Street
                             Las Vegas, Nevada 89119
                             Attention: Investor Relations

         H. ACKNOWLEDGEMENT. By signing below, you hereby affirmatively agree as follows:

                  "I/We acknowledge receipt of the Prospectus and understand that after delivery to the Company, I/we may not modify or revoke this exercise. Under penalties of perjury, I/we certify that the information contained herein, including the social security number or taxpayer identification number listed below, is correct."

         I. EXECUTION. The rights certificate is not valid unless you sign below. The signature below must correspond with the name of the rightsholder exactly as it appears on the books of VendingData Corporation and our transfer agent, without any alteration or change whatsoever.

Date:    _______________, 2001


Address:  _______________________________  _____________________________________
                                                 Signature of Record Holder
          _______________________________  _____________________________________
           City     State        Zip Code        Signature of Record Holder
                                                       (if applicable)

          _______________________________  _____________________________________
           Social Security or Tax ID #                 Print Name(s)

Day Phone:  (   )________________________
          Area Code
                                           _____________________________________
                                                    Title and Company
Evening Phone: (   )_____________________            (if applicable)
             Area Code


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                                    EXHIBIT A

                   VENDINGDATA CORPORATION RIGHTS CERTIFICATE

                          SPECIAL DELIVERY INSTRUCTIONS



         OPTIONAL. YOU SHOULD ONLY COMPLETE THIS IF THE STOCK CERTIFICATE REPRESENTING THE COMMON STOCK TO WHICH YOU ARE SUBSCRIBING IS TO BE SENT TO AN ADDRESS OTHER THAN THAT LISTED ON THE SIGNATURE PAGE OF THIS RIGHTS CERTIFICATE.


         The rightsholder requests that the stock certificate be delivered to the person and address listed below:


Name: ___________________________________
               (Please Print)
Address:  _______________________________  _____________________________________
                                                 Signature of Record Holder
          _______________________________  _____________________________________
           City     State        Zip Code        Signature of Record Holder
                                                       (if applicable)

          _______________________________  _____________________________________
           Social Security or Tax ID #                 Print Name(s)

Day Phone:  (   )________________________
          Area Code
                                           _____________________________________
                                                    Title and Company
Evening Phone: (   )_____________________            (if applicable)
             Area Code


                            GUARANTEE OF SIGNATURE(S)

         All rightsholders who specify special delivery instructions must have their signatures guaranteed by an Eligible Institution. An "Eligible Institution" for this purpose is a bank, stockbroker, savings and loan association or credit union with membership in an approved signature guaranteed medallion program, pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934.


Signature: __________________________    Dated: ________________________________

Print Name: _________________________    Address: ______________________________
                                                  ______________________________
Name of Firm: _______________________             ______________________________
                                                  City    State       Zip Code
Title: ______________________________
                                         Phone:  (   )__________________________
                                                Area Code



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